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                                                                     EXHIBIT 3.5

                             ARTICLES OF AMENDMENT
                                      OF
                         COORDINATED HEALTHCARE, INC.

Pursuant to Florida Statutes, the following is submitted:

     1.   The name of this organization is:

          COORDINATED HEALTHCARE, INC.

     2. The Articles of Incorporation are amended by striking the name COORDINATED HEALTHCARE, INC. from Article I and inserting in place thereof the following:

ARTICLE I - NAME

     The name of this organization shall be:

     ISLEUTH. COM, INC.

     3. The foregoing amendment was adopted by a unanimous vote of the members of the Board of Directors present at the Board of Directors meeting, pursuant to Florida Statutes, on the 27th day of July, 1998.

     4. The foregoing amendment was adopted by a majority vote of the Stockholders present at the Board of Directors meeting, pursuant to Florida Statutes, on the 27th day of July, 1998. A majority vote of the Stockholders is sufficient for approval of these Article of Amendment.

     5.   There are no other Directors entitled to vote on this amendment.

     IN WITNESS WHEREOF, the undersigned President and Secretary of this Corporation have executed these Articles of Amendment this 27th day of July, 1998.

                                    /s/ Thomas J. Taule
                                    --------------------------------------------
                                    THOMAS J. TAULE, President

                                    /s/ Alfred E. Taule
                                    --------------------------------------------
                                    ALFRED E. TAULE, Secretary
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STATE OF FLORIDA  )
                  )ss:
COUNTY OF DADE    )

     The foregoing instrument was acknowledged before me the day and year last above written by THOMAS J. TAULE and ALFRED E. TAULE (both personally known), President and Secretary of the above-named Florida corporation, on behalf of the Corporation.
                                    /s/ David M. Glassberg
                                    --------------------------------------------
                                    Notary Public, State of Florida
My Commission expires: